EXHIBIT 10.1

CONTRACT OF SALE

Between

SID TOOL CO., INC.

Seller

AND

ESCO MANAGEMENT CORP.

Purchaser

Dated:  August 27, 2008

TABLE OF CONTENTS

ARTICLE 1	1

SALE	1

ARTICLE 2	2

PURCHASE PRICE	2

ARTICLE 3	2

LIENS AND ENCUMBRANCES	2

ARTICLE 4	3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER	3

ARTICLE 5	5

“AS IS” CONDITION	5

ARTICLE 6	5

REPRESENTATIONS AND WARRANTIES OF PURCHASER	5

ARTICLE 7	6

CLOSING	6

ARTICLE 8	6

DELIVERIES AT CLOSING	6

ARTICLE 9	7

CLOSING ADJUSTMENTS	7

ARTICLE 10	8

INTENTIONALLY OMITTED	8

ARTICLE 11	8

BROKERAGE	8

ARTICLE 12	8

DEFAULT	8

i

ARTICLE 13	8

RIGHT TO FUTURE PROFIT UPON SALE OF PROPERTY	8

ARTICLE 14	10

1031 EXCHANGE	10

ARTICLE 15	10

NOTICES	10

ARTICLE 16	11

AMENDMENT	11

ARTICLE 17	11

ASSIGNMENT	11

ARTICLE 18	11

CONSTRUCTION	11

ARTICLE 19	12

RECORDING	12

ARTICLE 20	12

GOVERNING AUTHORITY/WAIVER OF JURY TRIAL	12

ARTICLE 21	12

WAIVER	12

ARTICLE 22	13

INVALIDITY	13

ARTICLE 23	13

COUNTERPARTS	13

ARTICLE 24	13

INTENTIONALLY OMITTED	13

ARTICLE 25	13

MERGER	13

ii

ARTICLE 26	13

FURTHER ASSURANCES	13

TABLE OF EXHIBITS

EXHIBIT	DESCRIPTION

A	Legal Description

B	Form of Deed

C	Assignment and Assumption of Lease

D	Bill of Sale and General Assignment

E	Permitted Encumbrances

F	The Lease

G	Form of Tenant Estoppel

H	Form of Tenant Notice

iii

This CONTRACT OF SALE (this “Contract”), made as of this 27th day of August, 2008, by and between Sid Tool Co., Inc, a corporation created pursuant to the laws of the State of New York, having offices at 75 Maxess Road, Melville, New York 11747, (hereinafter referred to as the “Seller”), and Esco Management Corp., a corporation  created pursuant to the laws of the State of New York having an address at c/o JFI, 152 West 57th Street, 56th Floor, New York, New York  10019 (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H :

WHEREAS, Seller is the owner of a fifty percent (50%) undivided interest in that certain plot, piece or parcel of land, situate, lying and being in the County of Nassau, State of New York known as 171 Ames Court, Plainview, New York and as more specifically identified as that certain parcel of land located in Land and Tax Map as Section 13, Block 98 and Lot 39 as more specifically set forth in Exhibit “A” annexed hereto (the “Land”) and the buildings and other improvements built on or attached to the Land (the “Improvements”, together with the Land being collectively referred to herein as the “Property”);

WHEREAS, Purchaser is the owner of the remaining fifty percent (50%) undivided interest in the Property;

WHEREAS, Purchaser desires to purchase and Seller desires to convey to Purchaser Seller’s entire interest in the Premises (as hereinafter defined), subject to and in accordance with the terms, conditions and provisions of this Contract;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

ARTICLE 1

SALE

1.01                                     Seller agrees to sell, and Purchaser agrees to purchase the items set forth below upon the terms and conditions set forth herein:

(a)                        Seller’s fifty (50%) percent undivided interest in the Property;

(b)                       all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue;

(c)                        all right, title, and interest of Seller in and to all easements, tenements, hereditaments, privileges, development rights and appurtenances in any way belonging to the Property;

(d)        all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land by reason of change of grade of any street; and

(e)         all right, title and interest of Seller, if any, in and to all money, letters of credit, bonds, certificates of deposit, negotiable instruments and other security deposited by the tenants or occupants under the leases affecting the Property to secure performance of tenant’s obligations thereunder.

(f)         all right, title and interest of Seller in and to permits, licenses, variances (if any, including any and all presently pending applications therefor), and governmental approvals and consents affecting the Premises, if any, issued to Seller or assigned to Seller by its predecessors in interest as fee owner of the Premises, as holder, claimant, licensee, permittee, successor in interest, applicant and/or owner of the Premises, by any and all federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus and offices thereof, having or claiming jurisdiction over the Premises, whether or not the same may presently be in full force and effect.

(g)        all right, title and interest of Seller in and to unexpired warranties and guaranties, including all warranties under a construction or vendor contract, affecting the Premises.

(h)        all right, title and interest of Seller in and to any insurance proceeds, claims for insurance proceeds or condemnation awards arising as a result of any casualty, damage to, or condemnation of the Premises that occurs or is commenced, in the case of a condemnation action, after the date hereof.

                                                Items (a) through (h) shall hereinafter collectively be referred to as the “Premises.”

ARTICLE 2

PURCHASE PRICE

2.01            The purchase price (the “Purchase Price”) shall be One Million Eight Hundred Six Thousand Two Hundred and Fifty and 00/100 ($1,806,250.00) Dollars, which shall be paid on the Closing Date (as said term is defined in Article 7 of this Contract) to Seller, or Seller’s designee, by wire transfer to such bank as Seller or its designee shall designate.

ARTICLE 3

LIENS AND ENCUMBRANCES

3.01            Possession of the Premises shall be deemed given by Seller to Purchaser at the completion of Closing by delivery of the Deed in the form of Exhibit “B” annexed hereto (the “Deed”).  The Deed will be subject only to the exceptions set forth on Exhibit “E” attached hereto and made a part hereof (the “Permitted Encumbrances”).

3.02            The acceptance of the Deed for the Premises by Purchaser shall be deemed to be full performance and discharge of every covenant and obligation on the part of Seller to be performed pursuant to the provisions of this Contract, except for those specifically stated to survive Closing, and no obligation or covenant of the parties shall survive Closing, except those specifically stated in this Contract to survive Closing.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

4.01            Seller represents, warrants and covenants that:

(a)        Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York.

(b)        Seller is the owner of a fifty (50%) percent undivided interest in the Property, and has complete and unrestricted power and authority to execute, deliver and perform this Contract and all documents, certificates, agreements, instruments and writings it is required to deliver under this Contract (collectively, the “Seller Closing Documents”), and to perform, carry out and consummate the transactions contemplated to be consummated by this Contract, including the power and authority to sell, transfer and convey Seller’s interest in the Premises.

(c)        The execution, delivery and performance of this Contract and the other Seller Closing Documents have been duly authorized by all necessary action of Seller, including any required approval of the shareholders and directors of Seller.

(d)        The execution and delivery of this Contract and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any judgment, decree or order of any court applicable to or affecting Seller, (ii) breach the provisions of or constitute a default under any contract or any instrument or obligation to which Seller is a party or by which Seller is bound, or (iii) violate or conflict with any law or governmental regulation applicable to Seller;

(e)        This Contract constitutes the legal, valid, and binding obligation of Seller enforceable in accordance with its terms; and all documents and instruments executed by Seller in connection with this Contract shall be a valid and binding obligation of Seller enforceable in accordance with their terms;

(f)         Seller’s interest in the Premises will be delivered to Purchaser in its “as is” condition as of the Closing Date, except as specifically provided herein.

(g)        Seller has not entered into any other agreement to sell its interest in the Premises which remains in effect.  No other person or entity has any option or right to purchase the Premises.

(h)        Seller has not entered into any leases, licenses or occupancy agreements affecting all or any portion of the Property other than the lease described in Exhibit “F” (the “Lease”).  A true, correct, and complete copy of the Lease has been delivered by Seller to Purchaser.  The Lease is in full force and effect and has not been amended or modified except as set forth on Exhibit “F” hereto.  Seller has not received notice from the tenant under the Lease (the “Tenant”) of any currently uncured default under the Lease and to the best of Seller’s knowledge there is no event which has occurred which, with the giving of notice or the passage of time, or both, would constitute a default or event of default under the Lease by the landlord thereunder.  Seller has not delivered any notice of default to the Tenant, and to Seller’s knowledge there is no event which has occurred which, with the giving of notice or the passage of time, or both, would constitute a default or event of default under the Lease by the Tenant.  The Tenant has not made rental payments in respect of the Lease more than one (1) month in advance.  No brokerage commissions or fees are or will become payable by the landlord under the Lease in connection with the Lease, including the exercise of any renewal options thereunder;

(i)         Seller has not received notice from the Tenant stating that there are any repairs needed to be made to the Improvements for which the landlord under the Lease is responsible and which repair has not been performed.

(j)         To Seller’s knowledge (without any investigation of the same), there are no defects in the Improvements or repairs that are necessary to maintain the Improvements in good condition and repair, including, without limitation, structural repairs to the roof, foundation and load bearing walls.  Seller has not received notice from the Tenant stating that there are any repairs needed to be made to the Improvements for which the landlord under the Lease is responsible.

(k)        Seller represents that it has not granted any mortgage lien on the Premises.

(l)         Seller has not received any notice from any governmental authority or third party of any violation of environmental law or environmental condition that could give rise to liability with respect to the Premises.  To Seller’s knowledge (without any investigation of the same), there are no conditions existing at the Premises that require, or which, with the giving of notice or the passage of time, or both, will require investigative, remedial or corrective action, removal, monitoring or closure pursuant to environmental laws.

(m)       Except for the Lease, Seller has not entered into any service, maintenance, or supply contracts or other executory contracts affecting the Premises, including, without limitation, brokerage agreements.

All representations and warranties made by Seller hereunder shall be true as of the date of Closing and shall survive Closing for a period of twelve (12) months.

ARTICLE 5

“AS IS” CONDITION

5.01                                     Purchaser acknowledges and agrees that, except as specifically provided in this Contract, neither Seller nor any agent, officer, employee, consultant or other person representing or purportedly representing Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, or representations pertaining to the physical condition of the Premises, the zoning, the income, state of title, expenses and operation thereof, the uses which can be made of the same or any other matter or thing with respect thereto.  Without limiting the foregoing, except as specifically provided in this Contract, Seller is not liable for or bound by (and Purchaser has not relied upon) any verbal or written statements, requests for proposals, representations, real estate broker “set-ups,” or any other information concerning the Premises furnished by Seller or any agent, officer, employee, consultant, real estate broker or other person representing or purportedly representing Seller.

5.02                                     Purchaser acknowledges and understands that as it is the owner of a fifty (50%) percent undivided interest in the Premises, Purchaser is purchasing the Premises in its “AS IS” condition as of the date of Closing except as specifically provided in this Contract.  At no time shall Seller be liable for any defects (whether latent or patent) in the Premises nor shall same give rise to any right of termination of this Contract or any rescission or payments of any kind after Closing.

5.03                                  Except for a breach of the representations and warranties of Seller set forth in Article 4 hereof which representations and warranties shall survive for a period of twelve (12) months, Purchaser hereby releases Seller and Seller’s officers, employees, and agents from any and all claims, demands, causes or actions, losses, damages, liabilities, costs and expenses (including attorney’s fees, whether the suit is instituted or not), whether known or unknown, liquidated or contingent (hereinafter collectively called the “Claims”), arising from or relating to (i) any defects (patent or latent), errors or omissions in the design or construction of the Premises, whether same are the result of negligence or otherwise., or (ii) any other conditions affecting the Premises (excluding any environmental condition presently at the Premises), whether the same are a result of negligence or otherwise. Purchaser acknowledges that Purchaser has been represented by independent legal counsel of Purchaser’s selection, and Purchaser is granting this release of its own volition and after consultation with Purchaser’s counsel.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.01                                     Purchaser represents and warrants that:

(a)                        Purchaser is a corporation created pursuant to the laws of the State of New York and Purchaser has all requisite power to own property and to carry on its business as presently conducted, and Purchaser has complete and unrestricted power to execute, deliver and perform this Contract and the transactions contemplated hereby;

(b)                       The execution and delivery of this Contract and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any judgment, decree or order of any court applicable to or affecting Purchaser, (ii) breach the provisions of or constitute a default under any contract, this Contract, or any instrument or obligation to which Purchaser is a party or by which Purchaser is bound, or (iii) violate or conflict with any law or governmental regulation applicable to Purchaser; and

(c)                        This Contract and all other contracts, documents and instruments executed by Purchaser pursuant hereto are and will be the valid and binding obligations of Purchaser enforceable in accordance with their terms.

6.02                                     Except as otherwise indicated, all representations and warranties made by Purchaser hereunder shall be true as of the Closing Date, and shall survive Closing or the earlier termination of this Contract for a period of twelve (12) months.

ARTICLE 7

CLOSING

7.01                                     The Closing (the “Closing”) shall take place by no later than August 29, 2008 (the “Closing Date”).  The Closing shall be held at the offices of Seller’s attorneys, Farrell Fritz, P.C., 1320 Rexcorp Plaza, Uniondale, New York or at such other location which is mutually agreeable to Purchaser and Seller.

ARTICLE 8

DELIVERIES AT CLOSING

8.01                                     At Closing, Seller shall deliver to Purchaser:

(a)                        A bargain and sale deed with covenants against Grantor’s Acts limited to Seller’s fifty (50%) percent undivided interest in the Premises, in proper statutory form for recording, in substantially the form set forth in Exhibit “B” which shall be duly executed and acknowledged by the Seller so as to convey to Purchaser fee simple title to the Premises, free and clear of all Title Defects except as set forth herein and subject only to the Permitted Encumbrances;

(b)                       New York TP-584 and RP-5217 forms and any other required transfer tax returns duly executed by Seller.

(c)                        Assignment and Assumption Agreement of Lease, assigning all of Seller’s interests in any leases which affect the Premises, in substantially the form annexed hereto as Exhibit “C”;

(d)                       Bill of Sale and General Assignment, in substantially the form annexed hereto as Exhibit “D”;

(e)                        a non-foreign status affidavit (“FIRPTA”), as required by Section 1445 of the Internal Revenue Code;

(f)                          an estoppel certificate from the Tenant in substantially the form attached hereto as Exhibit “G” and made a part hereof;

(g)                       a notice (in the form attached hereto as Exhibit “H” and made a part hereof) to Tenant notifying Tenant that the Property has been sold and directing Tenant to make all future rental payments pursuant to the Lease to Purchaser; and

(h)                       such other documents which are required to be delivered by Seller pursuant to this Contract.

8.02                                     At Closing, Purchaser shall:

(a)                        pay to Seller or its designee the Purchase Price;

(b)                       execute and deliver the Assignment and Assumption Agreement of Lease;

(c)                        execute and deliver the TP-584 and RP-5217 forms; and any other required tax return;

(d)                       execute and deliver a certification with respect to Purchaser’s obligations as set forth in Article 13, herein; and

(e)                        deliver such other documents which are required to be delivered by Purchaser under this Contract.

ARTICLE 9

CLOSING ADJUSTMENTS

9.01                                     On the Closing Date, there shall be a rent adjustment for the Premises.  The rent shall be adjusted as of 11:59 on the date preceding the Closing so that Purchaser shall be deemed to own a 100% interest in the Premises for the entire day on which the Closing occurs.

9.02                                     The parties acknowledge that there will be no closing adjustment for utilities charges, water or real estate taxes as the same are paid directly by the Tenant.

9.03                                     On the Closing Date, Seller shall pay, by wire or by certified check, all state, and local transfer taxes that are due in connection with the transactions contemplated by this Contract.  The provisions of this Section 9.03 shall survive the Closing.

ARTICLE 10

INTENTIONALLY OMITTED.

ARTICLE 11

BROKERAGE

11.01                               Purchaser and Seller represent and warrant to each other that it has not dealt with any broker, finder or like agent in connection with this transaction other than (i) Sutton and Edwards and (ii) United Realty, Inc. (collectively, the “Brokers”).  Seller shall pay Brokers in accordance with a separate agreement.  Seller agrees to, and hereby does, indemnify and save Purchaser (and its respective legal representatives, heirs, successors and assigns) harmless against and from any loss, liability or expense, including reasonable attorneys’ fees, arising out of any claim or claims for commission or other compensation from any broker, finder or like agent, including the Brokers, claiming to have dealt with Seller in connection with this Contract or the transaction contemplated hereby.  Purchaser agrees to, and hereby does, indemnify and save Seller (and its respective legal representatives, heirs, successors and assigns) harmless against and from any loss, liability or expense, including reasonable attorneys’ fees, arising out of any claim or claims for commission or other compensation from any broker, finder or like agent, other than the Brokers, claiming to have dealt with Purchaser in connection with this Contract or the transaction contemplated hereby.  This Article 11 shall survive Closing or termination of this Contract.

ARTICLE 12

DEFAULT

12.01                               In the event of a misrepresentation or breach of a warranty, covenant or agreement which survives the Closing pursuant to this Contract, then the non-breaching party shall have all rights and remedies available at law or in equity for such misrepresentation or breach but only during the period that said representation or warranty survives the Closing, as more specifically set forth in Article 4, 6 and 13 herein.

ARTICLE 13

RIGHT TO FUTURE PROFIT UPON SALE OF PROPERTY

13.01                               As an inducement to Seller to convey the Premises to Purchaser, in addition to the Purchase Price set forth hereinabove, Purchaser hereby grants to Seller an interest in Purchaser’s Net Proceeds of the Premises provided that Purchaser sells the Premises to an unrelated third party within one (1) year from the date of Closing.

13.02                               Purchaser hereby acknowledges and agrees that in the event Purchaser executes a contract to sale for the Premises within one (1) year of the Closing Date, Purchaser shall notify Seller of said sale, which notice shall include a copy of the contract of sale executed by Purchaser.   At the Closing, Purchaser shall deliver to Seller the Seller’s Future Interest based upon the following calculation:

Seller’s Future Interest = One Half of Purchaser’s Net Proceeds less Seller’s Net Proceeds

13.03                               For purposes of this Section, the capitalized terms are defined as follows:

(i)                                               “Seller’s Net Proceeds” is defined as the Purchase Price, as set forth herein, less Seller’s Closing Costs.

(ii)                                            “Seller’s Closing Costs” is defined as the payment of any and all transfer taxes, brokerage commissions and  attorney fees and any other directly related expenses paid in connection with the sale of the Premises.

(iii)                                         “Purchaser’s Closing Costs” is defined as the payment of any and all transfer taxes, brokerage commissions and attorney fees, all costs of Purchaser’s due diligence (including, without limitation, environmental reports, survey costs and title insurance costs) and any other directly related expenses paid in connection with Purchaser’s purchase of the Premises pursuant to this Contract and the subsequent sale of the Premises.

(iv)                                        “Purchaser’s Net Proceeds” is defined as the purchase price set forth in the contract of sale executed by Purchaser subsequent to the Closing, less Purchaser’s Closing Costs and any capital cost improvements performed by Purchaser subsequent to its ownership of a 100% interest in the Premises.

13.04                               Solely by way of example, assuming a sale price for the Premises of $4,500,000.00, Purchaser’s Closing Costs of $200,000.00, capital cost improvements of $300,000.00, and Seller’s Closing Costs of $100,000.00, the calculation for Seller’s Future Interest would be as follows:

Purchase Price	$4,500,000.00
Purchaser’s Closing Costs	$(200,000.00)
Capital Improvements	$(300,000.00)
Purchaser’s Net Proceeds	$4,000,000.00

Purchase Price for 50% interest in Premises	$1,806,250.00
Seller’s Closing Costs	$(100,000.00)
Seller’s Net Proceeds	$1,706,250.00

Purchaser’s Net Proceeds	$4,000,000.00
Less One Half	$(2,000,000.00)
Less Seller’s Net Proceeds	$(1,706,250.00)
Seller’s Future Interest:	$293,750.00

13.05                               This Article shall survive Closing.

ARTICLE 14

1031 EXCHANGE

14.01                               Section 1031 Like Kind Exchange.  Each party hereby agrees to take any and all actions at Closing as are reasonably necessary to help the other to effectuate a like-kind exchange of the Premises, including, but not limited to, (i) entering into a like-kind exchange trust agreement authorized by a “qualified intermediary” acceptable to Purchaser and Seller to effectuate a like-kind exchange of the Premises, which agreement shall be in the form and substance sufficient to allow such party’s exchange of the Premises to qualify as a tax-free exchange, and (ii) paying to the qualified intermediary the cash at Closing for the Premises in accordance with the instructions of the intermediary; provided, however, that in no event shall the non-requesting party be required to take title to any other real property or to incur any additional expenses or liability in order to effectuate the like-kind exchange, and the like-kind exchange shall not delay the Closing Date.  The requesting party, whether Seller or Purchaser, agrees to indemnify, defend and hold the other party harmless from and against any and all costs, expenses, claims and other liabilities of any kind arising with regard to the effectuation of a tax-free exchange as described herein other than the review of standard like-kind exchange documents, and this obligation shall survive Closing.  Notwithstanding anything to the contrary provided herein, the non-requesting party makes no representations or warranties as to the tax treatment for the transaction contemplated hereby or the ability of the transaction contemplated to qualify for 1031 like-kind exchange treatment.  In the event either party desires to effectuate a like-kind exchange as described herein, such party shall pay any and all costs associated with its respective 1031 transactions.

ARTICLE 15

NOTICES

15.01                               Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other pursuant to the terms of this Contract or pursuant to any applicable law or requirement of any public authority, shall be in writing and shall be deemed to have been properly given, rendered or made, sent by (a) delivery by hand, or (b) overnight courier, addressed as appropriate, if to Seller, at the address listed above, with a copy simultaneously to:

Farrell Fritz, P.C.

1320 Rexcorp Plaza

Uniondale, New York 11556

Attention:  Rochelle Laufer, Esq.

Telephone:  (516) 227-0645

Facsimile:  (516) 336-2285

and to Purchaser, at the address listed above, with a copy simultaneously to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention:  Wendy J. Schriber, Esq.

Telephone:  (212) 969.3730

Facsimile:  (212) 969.2900

Any such notice, if (x) delivered by hand, shall be deemed to have been given, rendered or made when actually delivered by hand, or, (y) if sent by overnight courier, shall be deemed given, rendered or made upon actual receipt.  Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.  The attorneys for the respective parties hereto may transmit or receive any notice hereunder on behalf of their respective clients.

ARTICLE 16

AMENDMENT

16.01                     This Contract may not be changed or terminated orally.  All written amendments hereto shall be executed by both parties hereto.  All provisions of this Contract shall apply to and bind the heirs, executors, administrators, permitted successors and assigns of the respective parties.

ARTICLE 17

ASSIGNMENT

17.01                     Purchaser may not assign its rights and obligations under this Contract without the prior written consent of the Seller, which consent may be granted or withheld in Seller’s sole discretion.

ARTICLE 18

CONSTRUCTION

18.01                     All terms and words used in this Contract, regardless of number and gender, shall be construed to include any other number, or any other gender, as the context or sense of this

Contract or any other section or clause herein may require, as if such words had been fully and properly written in the required number and gender.

18.02                     Should any of the provisions of this Contract require interpretation, it is agreed that the Court interpreting or construing this Contract shall not apply a presumption that the terms of any provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared such document, it being agreed that both parties and their respective agents have participated in the preparation of this Contract.  Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Contract and that it has bargaining power equal to that of the other party hereto in connection with the negotiation and execution of this Contract.

ARTICLE 19

RECORDING

19.01                     The parties agree that neither this Contract nor any memorandum or notice hereof shall be recorded or filed.  If Purchaser records or files or attempts to record or file this Contract or a notice or memorandum hereof, Purchaser shall be deemed to have defaulted in its obligations hereunder, in which event Seller may, at its sole option, declare this Contract terminated.

ARTICLE 20

GOVERNING AUTHORITY/WAIVER OF JURY TRIAL

20.01                     Each party hereto waives trial by jury in any action, proceeding or counterclaim brought by any of them against any other party hereto with respect to any matter arising out of or in any way connected with this Contract, the transactions contemplated or the relationship of the parties to each other.

20.02                     This Contract shall be deemed to have been made in, and shall be governed by and construed in accordance with the laws of, the State of New York.

ARTICLE 21

WAIVER

21.01                     The waiver of a breach of any term of condition of this Contract shall not be deemed to constitute a waiver of any other or subsequent breach of the same or any other term or condition hereof.

ARTICLE 22

INVALIDITY

22.01                     The invalidity of any term or provision of this Contract shall not be deemed to affect the validity of the remainder of this Contract or of any other term or provision thereof.

ARTICLE 23

COUNTERPARTS

23.01                     This Contract may be executed in one or more counterparts, each of which shall be deemed to be an original and all of them together shall constitute one and the same instrument.  Fax signatures of PDF signatures provided by email shall be deemed originals for all purposes.

ARTICLE 24

INTENTIONALLY OMITTED.

ARTICLE 25

MERGER

25.01                     It is understood and agreed that all understandings and Contracts heretofore had between the parties hereto are merged in this Contract, which fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any other statement or representation made by the other not embodied in this Contract.  Purchaser expressly agrees that there are no verbal or written statements or representations pertaining to the Premises furnished by any agent, employee, servant or any other person acting on Seller’s behalf which are not contained in this Contract and for which Seller is liable or bound.

ARTICLE 26

FURTHER ASSURANCES

26.01                     Seller and Purchaser shall do, execute, acknowledge and deliver such further acts and instruments as may be reasonably required by the other party in connection with the transaction contemplated hereunder.  Without limiting the generality of the foregoing, Seller and Purchaser shall each cooperate with the other after the Closing in accomplishing the transfer to Purchaser of the various items that comprise the Premises.  The provisions of this Section 26.01 shall survive the Closing.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

SELLER:

SID TOOL CO., INC.

By:	/s/ Shelley M. Boxer
Name: Shelley M. Boxer
Title: V.P. Finance

PURCHASER:

ESCO MANAGEMENT CORP.

By:	/s/ J. Robert Small
Name: J. Robert Small
Title: Secretary